                                                                EXHIBIT 10.9

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

                          BLUE SKY COMMUNICATIONS, INC.
                       SECURED CONVERTIBLE PROMISSORY NOTE

US$4,000,000                                                  October 2, 2000
                                                    San Francisco, California

         FOR VALUE RECEIVED, Blue Sky Communications, Inc., a Georgia corporation (the "Borrower"), promises to pay to the order of interWAVE Communications International, Ltd., a Bermuda limited liability company, or holder (collectively, the "Lender"), at Clarendon House, 2 Church Street, Hamilton, HMDX, Bermuda, or such other place as Lender may from time to time designate, in lawful money of the United States, the principal sum of Four Million Dollars (US$4,000,000), plus interest thereon, in the manner set forth below.

         1. INTEREST. Interest on the principal sum of this secured convertible promissory note ("Note") will accrue at the rate of ten percent (10%) per annum, based on a 365-day year and the actual number of days elapsed, and will be compounded annually.

         2. FUNDING. On the date that Borrower made, executed, and delivered this Note to Lender, Lender loaned to Borrower the sum of Two Million Dollars (US$2,000,000) (the "First Advance"), which loan is evidenced by this Note. So long as an Event of Default (as that term is defined in this Note) has not occurred, upon receipt of Borrower's written request made during the first calendar quarter of 2001, Lender will make an additional loan to Borrower of Two Million Dollars (US$2,000,000) (the "Second Advance"), which loan will also be evidenced by this Note. During the first calendar quarter of 2001, Borrower will use the Second Advance to purchase from Lender certain equipment, software, and services. On the date that Lender makes the Second Advance to Borrower, Lender will make a notation on Schedule 1 attached to and made a part of this Note, showing the amount and date of the Second Advance. Any prepayment by Borrower will be denoted on Schedule 1 as well. Upon receipt of Borrower's written request, Lender will provide to Borrower, in writing, the then-outstanding principal amount due under the loans evidenced by this Note.

         3.       PAYMENTS.

                  3.1      INTEREST ONLY PAYMENTS.

                           3.1.1    FIRST ADVANCE. With respect to the First
Advance, commencing January 1, 2001, and continuing on the first day of every third month thereafter (I.E., 4/1/01, 7/1/01, 10/1/01, etc.), Borrower will make six (6) equal, consecutive payments of interest only.

                           3.1.2    SECOND ADVANCE. With respect to the
Second Advance, commencing July 1, 2001, and continuing on the first day of every third month thereafter (I.E., 10/1/01, 1/1/02, 4/1/02, etc.), Borrower will make six (6) equal, consecutive payments of interest only.

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                  3.2      BALLOON PAYMENTS; MATURITY DATE.

                           3.2.1    FIRST ADVANCE. With respect to the First
Advance, unless otherwise accelerated pursuant to the provisions of this Note, the entire principal sum of the First Advance, and all accrued and unpaid interest thereon, together with all other sums payable hereunder with respect thereto (collectively, the "First Advance Obligations"), will be due and payable in full on April 1, 2002. (The earlier of the date on which the First Advance Obligations are accelerated and April 1, 2002, is referred to in this Note as the "First Advance Maturity Date.")

                           3.2.2    SECOND ADVANCE.  With respect to the
Second Advance, unless otherwise accelerated pursuant to the provisions of this Note, the entire principal sum of the Second Advance, and all accrued and unpaid interest thereon, together with all other sums payable hereunder with respect thereto (collectively, the "Second Advance Obligations"), will be due and payable in full on October 1, 2002. (The earlier of the date on which the Second Advance Obligations are accelerated and October 1, 2002, is referred to in this Note as the "Second Advance Maturity Date.")

                  3.3 DEFAULT INTEREST. If Borrower fails to make timely any payment, whether or not Lender has declared a default hereunder, interest will accrue on the unpaid portion of the First Advance Obligations and the Second Advance Obligations (collectively, the "Obligations") at the rate of fourteen percent (14%) per annum commencing on the applicable Maturity Date and continuing until all of the Obligations are irrevocably paid in full by Lender.

         4. PREPAYMENT. Subject to the provisions of section 9 of this Note, this Note may be prepaid in whole or in part, at any time.

         5. APPLICATION OF PAYMENTS. All payments received by Lender will be applied first to all fees, costs, and expenses incurred by Lender with respect to this Note or any other document executed by Borrower in connection herewith; second, to accrued and unpaid interest; and third, to the unpaid principal balance of this Note.

         6. SECURITY. The payment and performance of all of Borrower's obligations under this Note, including but not limited to Borrower's repayment of the Obligations, is secured by a Security Agreement dated as of this date (the "Security Agreement"), pursuant to which Borrower granted to Lender a first lien against and purchase money security interest in certain of Borrower's assets which are more particularly described therein (collectively, the "Collateral.")

         7. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender that:

                  7.1 CORPORATE AUTHORITY/DUE AUTHORIZATION. Borrower is a corporation duly incorporated and validly existing under the laws of the State of Georgia and is duly qualified or licensed as a corporation in good standing in each other jurisdiction in which failure to so qualify could have a material adverse effect on (a) the business operations or conditions (financial or otherwise) of Borrower or Borrower and its subsidiaries taken as a whole or (b) the ability of the Borrower to repay or perform its obligations hereunder. Borrower has the power to execute and deliver and carry out the terms of this Note and has taken all necessary action (including, without limitation, shareholder approval, if necessary) to authorize the execution, delivery, and performance of this Note and the performance of its obligations hereunder.

                  7.2 NO CONFLICT. Borrower's execution, delivery, and performance of its obligations under this Note do not and will not contravene or conflict with any provision of (a) law, (b) any judgment, decree, or order applicable or binding upon Borrower,
(c) the corporate charter or by-laws of Borrower, or (d) any agreement or instrument binding upon Borrower or upon any assets or property of Borrower; provided, however, that if Borrower's execution, delivery, and performance of its obligations under this Note would contravene or conflict with any provision of any such agreement or instrument, then Borrower has obtained the necessary consent or waiver of the other parties to such agreement or instrument.

                  7.3 NO DEFAULT. Borrower is not in default under any agreement or instrument binding upon Borrower or upon any assets or property of Borrower, which default could have a material adverse effect on (a) the business operations or conditions (financial or otherwise) of Borrower or Borrower and its subsidiaries taken as a whole or (b) the ability of Borrower to repay or perform its obligations hereunder.

                  7.4 ENFORCEABLE OBLIGATION. This Note is the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights.

                  7.5 LITIGATION, ETC. No litigation, arbitration proceeding, governmental proceeding or investigation or regulatory proceeding is pending or, to the best of its knowledge, threatened against Borrower which might have a material adverse effect on (a) the business operations or conditions (financial or otherwise) of Borrower or Borrower and its subsidiaries taken as a whole or (b) the ability of Borrower to repay or perform its obligations under this Note.

         8. COVENANTS. Borrower agrees that: (a) it will maintain its corporate existence and good standing in each jurisdiction where qualification is necessary; (b) it will promptly upon learning of the occurrence of any of the following, furnish to Lender notice of such occurrence and the steps being taken by Borrower with respect thereto: (1) the occurrence of any Event of Default, or
(2) the institution of, or any adverse determination in, any material litigation, arbitration proceeding, or governmental proceeding; and (c) it will not enter into or execute or permit to exist any lien, security interest, or encumbrance on any of the Collateral that is senior to the first lien and purchase money security interest granted by Borrower to Lender under the terms of the Security Agreement.

         9.       CONVERSION.

                  9.1 LENDER'S EXERCISE OF CONVERSION RIGHTS. At Lender's sole election, the outstanding principal and accrued interest under this Note will be automatically converted into a number of fully paid and non-assessable whole shares of Series A Preferred Stock (the "Series A Preferred") determined in accordance with section 9.2 of this Note at the Conversion Price (as that term is defined in this Note) immediately following the closing of the first sale of Series A Preferred (the "Financing") in which the aggregate receipts to Borrower from the sale of Series A Preferred are at least Four Million Seven Hundred Thousand Dollars (US$4,700,000) (the "Financing Threshold"); provided, however, that the Series A Preferred issuable upon conversion of all outstanding convertible promissory notes of Borrower will be included in calculating the Financing Threshold. Upon conversion, this Note will be canceled and no further amounts will be due hereunder.

                  9.2      SHARES ISSUABLE.

                           (a)      The number of whole shares of Series A
Preferred into which this Note may be converted (collectively, the "Conversion Shares") will be determined by dividing the then-outstanding aggregate principal amount of the loan evidenced by this Note plus all accrued interest thereon to the date of conversion by the Conversion Price (as that term is defined in the next sentence). The Conversion Price will be equal to the purchase price of the Series A Preferred as determined at the initial closing of such Financing (the "Conversion Price").

                           (b)      The Series A Preferred will be issued to
Lender upon execution of a Series A Stock Purchase Agreement together with all documents relating thereto (collectively, the "Series A Documents"), upon such terms and subject to such conditions as are contained in the Series A Documents.

                  9.3 CHANGE OF CONTROL. In the event a Change of Control (as that term is defined in this Note) occurs prior to the Financing, this Note will be convertible at the election of Lender immediately prior to the Change of Control into shares of Common Stock of Borrower determined by dividing all principal and interest due under this Note by a per share price equal to the lower of the last sales price of the Common Stock or the Conversion Price (appropriately adjusted for stock splits, stock dividends and similar events). A "Change of Control" means (a) any consolidation of Borrower with, or merger of Borrower into, any other person or entity (other than a merger for purposes of reincorporating Borrower into another jurisdiction) in which the shareholders of Borrower before such transaction will not be the holders of fifty percent (50%) or more of the voting securities of the continuing or surviving entity of such consolidation or merger, or (b) any merger of another person or entity into Borrower (other than a merger for purposes of reincorporating Borrower into another jurisdiction) in which the shareholders of Borrower before such transaction will not be the holders of fifty percent (50%) or more of the voting securities of the continuing or surviving entity of such consolidation or merger.

                  9.4 CONVERSION PROCEDURE. Within five (5) business days after reaching the Financing Threshold, Borrower will provide Lender written notice that it has met the Financing Threshold. In the event that Lender elects to exercise its conversion rights under the terms of this Note, Lender will provide Borrower written notice of its election and of the conversion to be effected. Borrower and Lender will jointly determine, as appropriate, the Conversion Price, the principal amount of the Note to be converted, the amount of accrued interest, the date on which such conversion will occur, and the place at which the executed original of the Note will be surrendered.

                  9.5 DELIVERY OF STOCK CERTIFICATES. Upon the conversion of this Note and return of the executed original of the Note to Borrower, Borrower at its expense will issue and deliver to Lender a certificate or certificates (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Borrower) for the number of full shares of Series A Preferred issuable upon such conversion.

                  9.6 NO FRACTIONAL SHARES. No fractional shares of Series A Preferred will be issued upon conversion of this Note. In lieu of Borrower issuing any fractional shares to Lender upon the conversion of this Note, Borrower will pay to Lender the amount of outstanding principal and interest under this Note that is not so converted.

                  9.7 CONVERSION AFTER SERIES A ROUND. Notwithstanding any other term or provision of this Note, immediately following the closing of any round of funding subsequent to Series A, Lender will have the right to convert the outstanding principal and accrued interest under this Note into a number of fully paid and non-assessable whole shares of Borrower's preferred stock at the lower per share price of such financing round, as determined in a manner consistent with the provisions this section 9.

         10. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. Borrower will at all times on and after the consummation of the Financing reserve and keep available out of its authorized but unissued shares of Series A Preferred solely for the purpose of effecting the conversion of this Note such number of its shares of Series A Preferred (and shares of its Common Stock for issuance on conversion of such Series A Preferred) as will from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Series A Preferred (and shares of its Common Stock for issuance on conversion of such Series A Preferred Stock) will not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as will be available to Lender, Borrower will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series A Preferred (and shares of its Common Stock for issuance on conversion of such Series A Preferred) to such number of shares as will be sufficient for such purposes.

         11. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. With respect to any offer, sale, or other disposition of this Note or securities into which this Note may be converted, Lender will give written notice to Borrower prior thereto, describing briefly the manner thereof. Unless Borrower reasonably determines that such transfer would violate applicable securities laws and notifies Lender within five (5) business days after receiving notice of the transfer, Lender may effect such transfer. This Note and each certificate representing the securities thus transferred will bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for Borrower such legend is not required in order to ensure compliance with the Securities Act. Borrower may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         12. DEFAULT. Each of the following will constitute an "Event of Default" under this Note:

                  12.1 Borrower fails to pay when due any of the Obligations, including but not limited to any of the payments described above in section 3.

                  12.2 Borrower defaults in the performance of any of its material obligations under any provision of the Security Agreement.

                  12.3 Any warranty or representation made by Borrower in this Note or in the Security Agreement is untrue in any material respect, in any case on any date as of which the facts set forth are stated or certified.

                  12.4 Borrower institutes a voluntary case seeking liquidation or reorganization under chapter 7 or chapter 11, respectively, of the United States Bankruptcy Code (the "Code"), or under any other applicable insolvency, bankruptcy, reorganization, composition, arrangement, moratorium or liquidation laws of any state or country (collectively with the Code, the "Insolvency Laws"), or consents to the institution of an involuntary case against it under any of the Insolvency Laws; or Borrower files a petition initiating or otherwise institutes any similar proceeding under any of the Insolvency Laws, or consents thereto; or Borrower applies for, or by consent or acquiescence there is an appointment of or order entered by a court of competent jurisdiction appointing a receiver, liquidator, sequestrator, trustee or other officer with similar powers; or Borrower makes an assignment for the benefit of creditors; or Borrower admits in writing its inability to pay its debts generally as they become due; or, if an involuntary case is commenced seeking the liquidation or reorganization of Borrower under chapter 7 or chapter 11, respectively, of the Code, or any similar proceeding is commenced against Borrower under any of the Insolvency Laws, and (1) the petition commencing such case is not timely controverted; or (2) the petition commencing such case is not dismissed within thirty (30) days of its filing; or (3) a trustee (interim or otherwise) is appointed to take possession of all or a portion of the Borrower's assets, or to operate all or any part of the business of Borrower; or (4) an order for relief is issued or entered therein.

                  12.5 Because of Borrower's action or failure to act, Lender does not have or ceases to have a valid and perfected first lien against and purchase money security interest in the Collateral.

         13.        ACCELERATION. If any Event of Default described above in
section 12 occurs, all Obligations will become due and payable immediately upon the expiration of the respective number of Business Days set forth below following Borrower's receipt of written notice of such Event of Default (the "Cure Period"):

         EVENT OF DEFAULT UNDER SECTION 12:        CURE PERIOD (BUSINESS DAYS):
         12.1, 12.5                                            2
         12.2, 12.3, 12.4                                      5

Cure Periods will run concurrently, not consecutively. As used in this Note, "Business Day" means any day that is not a Saturday, a Sunday, or a legal holiday in the State of California.

         14. REMEDIES. If any Event of Default remains uncured after the expiration of the respective Cure Period, then Lender may exercise any and all of the remedies provided in this Note, the Security Agreement, and by law, without further notice to Borrower.

         15. WAIVERS. Borrower, and any endorsers or guarantors hereof, severally waive diligence, presentment, protest and demand, and also notice of protest, demand, dishonor, acceleration, intent to accelerate, and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without notice, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Borrower or any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, agreed to by Lender with any person now or hereafter liable for the payment of this Note, will affect the original liability of Borrower under this Note, even if Borrower is not a party to such agreement. Lender may waive its right to require performance of or compliance with any term, covenant or condition of this Note only by express written waiver.

         16. MAXIMUM LEGAL RATE OF INTEREST. All agreements between Borrower and Lender, whether now existing or hereafter arising, are hereby limited so that in no event will the interest charged hereunder or agreed to be paid to Lender exceed the maximum amount permissible under applicable law. Lender will be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted by law. If Lender ever receives interest or anything deemed interest in excess of the maximum lawful amount, an amount equal to the excessive interest will be applied to the reduction of the principal, and if it exceeds the unpaid balance of principal hereof, such excess will be refunded to Borrower. If interest otherwise payable to Lender would exceed the maximum lawful amount, the interest payable will be reduced to the maximum amount permitted under applicable law. This paragraph will control all agreements between Borrower and Lender in connection with the indebtedness evidenced hereby.

         17. SUCCESSORS AND ASSIGNS. The terms of this Note will inure to the benefit of and bind Borrower and Lender and their respective successors, assigns, agents, representatives, and all persons claiming by or through them.

         18. TIME. Time is of the essence with respect to all of the provisions of this Note.

         19. REPLACEMENT NOTE. If this Note is destroyed, lost or stolen, Borrower will deliver a new secured promissory note to Lender on the same terms and conditions as this Note, with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. Lender will furnish to Borrower reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Borrower in connection with the replacement of this Note.

         20. NOTICES. All notices and communications under this Note will be in writing and will be: (1) delivered in person; or (2) sent by fax; or (3) mailed, postage prepaid, either by certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

         To Borrower: Blue Sky Communications, Inc.
                      Attn: Dave Lasier, CEO
                      100 Northpoint Center East, Suite 300
                      Alpharetta, GA 30022
                      Fax: (678) 366-9662

                      A courtesy copy of any notice under this Note that is sent to Borrower must be sent to:

                      Richard A. Cohen, General Counsel
                      Blue Sky Communications, Inc.
                      100 Northpoint Center East, Suite 300
                      Alpharetta, GA 30022
                      Fax: (678) 366-9662

                      and to:

                      Mr. Thomas Wardell
                      Long Aldridge Norman LLP
                      303 Peachtree St. NW
                      Atlanta, GA 30308
                      Fax: (404) 527-4198

         To Lender:   interWAVE Communications International, Ltd.
                      Attn: Thomas W. Hubbs, Executive Vice President and CFO
                      Clarendon House
                      2 Church Street
                      Hamilton, HMDX, Bermuda

                      A courtesy copy of any notice under this Note that is sent to Lender must be sent to:

                      Mr. Robin Foor
                      Vice President and General Counsel
                      interWAVE Communications, Inc.
                      312 Constitution Drive
                      Menlo Park, CA  94025
                      Fax: (650) 321-6381

                      and to:

                      Mr. George H. Kalikman
                      Baker & McKenzie
                      Two Embarcadero Center, 24th Floor
                      San Francisco, CA 94111
                      Fax: (415) 576-3099

All notices sent pursuant to the terms of this section 20 will be deemed received upon actual receipt. A copy of any notice sent by fax must be sent by regular mail as well on the same day that such fax is sent. Lender and Borrower may change the name of its representative to whom (and/or the address to which) notices (and/or courtesy copies of such notices) should be directed, provided that such party complies with the provisions of this section 20 regarding the methods for providing such notice.

         21.      GOVERNING LAW; ARBITRATION; VENUE; EQUITABLE RELIEF.

                  21.1 GOVERNING LAW. This Note will be governed by and construed and enforced in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

                  21.2 INITIATION OF ARBITRATION PROCEEDING. Borrower agrees that all disputes, claims and controversies between Borrower and Lender concerning the interpretation or enforcement of this Note, or any other matter arising out of or relating to this Note, will be arbitrated pursuant to the provisions of this section. Either Borrower or Lender may initiate an arbitration proceeding by making a written demand for arbitration and serving a notice of said demand upon the adverse party by hand delivery or overnight, express carrier, and upon the San Francisco regional office of JAMS. A written response to the demand must be served upon the initiating party and JAMS within ten (10) days of the adverse party's receipt of the demand.

                  21.3 SELECTION OF ARBITRATOR. The arbitration will be conducted by a single arbitrator who is a retired judge associated with the San Francisco regional office of JAMS. The arbitrator will be selected in accordance with the JAMS Arbitration Rules & Procedure then in effect (the "JAMS Rules") within fourteen (14) days of the service of the written demand for arbitration. If Borrower and Lender cannot so agree upon the selection of the arbitrator within the fourteen (14) day period, then the arbitration will be conducted by a single arbitrator who will be a retired judge associated with the San Francisco regional office of JAMS, and who will be selected by JAMS within five (5) days of the service of a written request that JAMS select the arbitrator.

                  21.4 VENUE. Borrower covenants and agrees that any arbitration proceeding instituted under the provisions of this Note will be conducted in San Francisco through the San Francisco regional office of JAMS. BORROWER ACKNOWLEDGES TO LENDER THAT ITS AGREEMENT TO ABIDE BY THE SPECIFIC PROVISIONS OF THIS SECTION IS A MATERIAL INDUCEMENT TO LENDER

TO MAKE THE LOAN EVIDENCED BY THIS NOTE, AND THAT LENDER IS REASONABLY RELYING UPON BORROWER'S REPRESENTATION.

                  21.5 ARBITRATION HEARING AND AWARD. The arbitration hearing will be conducted within thirty (30) days of the appointment of the arbitrator. The arbitration will be conducted in accordance with the JAMS Rules. The arbitrator's award will be conclusive and binding upon Borrower and Lender. The arbitrator's award will provide, among other things, that the prevailing party in the arbitration is entitled to recover from the adverse party its costs and expenses incurred in connection therewith including, without limitation, attorneys' fees as determined by the arbitrator, the costs of the arbitration, and actual out-of-pocket expenses including, without limitation, expert witness and consultants' fees, if any. Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction.

                  21.6 EQUITABLE RELIEF. The Arbitrator has the authority to grant Lender or Borrower equitable relief on such terms and conditions as it deems reasonably necessary or appropriate.

         22. INTEGRATION CLAUSE. This Note constitutes the entire agreement between the parties to this Note with respect to the subject matter of this Note, and there are no other terms, obligations, covenants, representations, statements or conditions except as set forth in this Note. No change or amendment to this Note will be effective unless it is contained in a document entitled "Amendment to Secured Convertible Promissory Note," and is executed by Lender and Borrower. Failure to insist upon strict compliance with any term or provision of this Note will not be deemed to be a waiver of any rights under a subsequent act or failure to act. Each of the parties to this Note acknowledges and agrees that in the event of any subsequent litigation, arbitration proceeding, controversy or dispute concerning this Note, neither of them will be permitted to offer or introduce into evidence any oral testimony concerning any oral promises or oral agreements between them that relate to the subject matter of this Note that are not included or referred to in this Note and that are not evidenced by a writing entitled "Amendment to Secured Convertible Promissory Note" which is signed by Lender and Borrower.

         IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.

                                Borrower:

                                BLUE SKY COMMUNICATIONS, INC.

                                By:_______________________________
                                            Dave Lasier
                                       Chief Executive Officer

                                   Schedule 1
                     to Secured Convertible Promissory Note

                      From Blue Sky Communications, Inc. to
                   INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.


                                                                                   OUTSTANDING PRINCIPAL BALANCE OF LOANS
     DATE OF ADVANCE (OR PREPAYMENT)         AMOUNT OF ADVANCE (OR PREPAYMENT)     EVIDENCED BY THIS NOTE AS OF SAID DATE
----------------------------------------     ---------------------------------     --------------------------------------
             October 2, 2000                            $2,000,000.                              $2,000,000.
